UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 19, 2016

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan		49022-2692
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities At (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 19, 2016, Whirlpool Corporation (the "Corporation") held its 2016 annual meeting of stockholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Corporation's proxy statement dated March 4, 2016 (the “Proxy Statement”). The results of the stockholder vote are as follows:

a.
Samuel R. Allen, Marc R. Bitzer, Gary T. DiCamillo, Diane M. Dietz, Gerri T. Elliott, Jeff M. Fettig, Michael F. Johnston, John D. Liu, Harish Manwani, William D. Perez, and Michael D. White were each elected by the stockholders to a term to expire in 2017 or until their respective successors are duly elected and qualified.

Nominees	For	Against	Abstain	Broker Non-Votes
Samuel R. Allen	61,495,516	363,040	111,335	6,395,970
Marc R. Bitzer	61,057,695	820,681	91,515	6,395,970
Gary T. DiCamillo	60,669,836	1,180,343	119,712	6,395,970
Diane M. Dietz	61,126,011	722,746	121,134	6,395,970
Gerri T. Elliott	61,137,675	713,137	119,079	6,395,970
Jeff M. Fettig	60,011,102	1,739,567	219,222	6,395,970
Michael F. Johnston	60,809,305	1,045,652	114,934	6,395,970
John D. Liu	60,722,427	1,121,207	126,257	6,395,970
Harish Manwani	58,757,606	3,081,383	130,902	6,395,970
William D. Perez	61,658,669	201,025	110,197	6,395,970
Michael D. White	61,228,961	630,179	110,751	6,395,970

b.
The stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Corporation’s named executive officers disclosed in the Proxy Statement, including the Compensation Discussion & Analysis, the compensation tables and related disclosure.

For	Against	Abstain	Broker Non-Votes
59,252,833	2,416,147	300,911	6,395,970

c.	The stockholders ratified the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for 2016.

For	Against	Abstain
65,622,185	2,587,155	156,521

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: April 21, 2016	By:	/s/ BRIDGET K. QUINN
	Name:	Bridget K. Quinn
	Title:	Corporate Secretary and Group Counsel